Exhibit 10.11

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of April 28, 2015, (the “Effective Date”) between Arcadia Biosciences, Inc., Delaware corporation (“Borrower”), each Lender (as defined in Section 14) and Obsidian Agency Services, Inc., a California corporation, in its capacity as administrative and collateral agent (the “Agent”) for Lenders, and provides the terms on which Lenders shall lend to Borrower and Borrower shall repay Lenders.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.                         LOAN AND TERMS OF PAYMENT

1.1.                            Promise to Pay.  Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of all Credit Extensions, all accrued and unpaid interest thereon and all other Obligations as and when due in accordance with this Agreement.

1.2.                            Term Loan.

(a)         Availability.  Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make Credit Extensions under the Term Loan to Borrower in proportion to such Lender’s applicable Term Loan Commitment in accordance with Schedule 1.2.  On the Effective Date, Borrower agrees to draw, a Credit Extension under the Term Loan in an aggregate amount of no less than Ten Million Dollars ($10,000,000).  Subject to the terms and conditions of this Agreement, through December 31, 2015, additional Credit Extensions may be requested such that the aggregate of all Credit Extensions under the Term Loan does not exceed Twenty Million Dollars ($20,000,000). Credit Extensions shall be in minimum increments of Five Million Dollars ($5,000,000), or if less than Five Million Dollars ($5,000,000) is available under the Term Loan, then the remaining amount available under the Term Loan. After repayment, Credit Extensions made under the Term Loan may not be reborrowed. Under no circumstances shall a Lender be required to make Credit Extensions under the Term Loan in excess of the Term Loan Commitment amount listed next to such Lender’s name on Schedule 1.2.

(b)         Repayment. The Term Loan shall be “interest-only” during the Interest Only Period, with interest payable on the outstanding amount of Credit Extensions made under the Term Loan on the Interest Payment Date. At all times after the Interest Only Period, the outstanding Credit Extensions under the Term Loan shall be repaid in equal monthly installments (subject to the next sentence) so that all Credit Extensions under the Term Loan and interest accrued thereon shall be repaid on the Term Loan Maturity Date, which payments shall be due on the first Business Day of each month. If the Term Loan Interest Rate changes, the amount of the amortized payments will be recalculated so that remaining periodic payments under the Term Loan (including interest) shall be repaid in equal monthly installments from the date of such change until the Term Loan Maturity Date. Any remaining outstanding principal amount of the Credit Extensions and any accrued and unpaid interest thereon and all other outstanding Obligations are due and payable in full on the Term Loan Maturity Date.

(c)          Prepayment.

(i)             Mandatory Prepayment Upon Acceleration. If repayment of the Term Loan is accelerated pursuant to Section 8.1(a), Borrower shall immediately pay to Lenders an amount equal to the sum of (a) all outstanding principal with respect to the Term Loan, plus accrued and unpaid interest thereon, (b) the End of Term Fee, and (c) all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.

(ii)          Voluntary Prepayment. Borrower shall have the option to prepay the Term Loan, either in whole or in part (provided if in part, only a prepayment in an amount equal to a minimum increment of $1,000,000), provided that Borrower (i) delivers written notice to Agent of its election to prepay the Term Loan at least five (5) (but not more than thirty (30)) days prior to such prepayment, and (ii) pays, on the date of such prepayment (a)  the outstanding principal of the Term Loan (as to which notice of prepayment has been given), plus accrued and unpaid interest thereon, (b) the Prepayment Fee as to the amount of principal being repaid, (c) the End of Term Fee as to the amount of principal being repaid, and (d) all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.  Any notice of voluntary prepayment given by Borrower pursuant to this Section 1.2(c)(ii) may state that such notice is conditioned upon the effectiveness of other credit facilities or acquisitions or the receipt of net proceeds from the issuance of equity interests or incurrence of Indebtedness by Borrower, in which case, such notice may be revoked by Borrower giving written notice (or telephonic notice promptly confirmed in writing) to Agent on or prior to the date for prepayment specified in the notice of voluntary prepayment if such condition is not satisfied.

1.3.                            Payment of Interest on the Credit Extensions

(a)         Computation of Interest.  Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(b)         Credit Extensions.  Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at the Term Loan Interest Rate for all other Credit Extensions.  Pursuant to the terms hereof, interest on each Credit Extension shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Credit Extension pursuant to this Agreement for the portion of any Credit Extension so prepaid and upon payment (including prepayment) in full thereof.

(c)          Default Interest.  At Agent’s election, upon the occurrence and during the continuation of an Event of Default, which election can be retroactive to the date of the Event of Default, and subject to the limitation in Section 13.3 herein, Obligations shall bear interest five percent (5.00%) above the rate effective immediately before the Event of Default (the “Default Rate”).  Without limiting the generality of the foregoing, upon the curing of any Event of Default, the interest applicable to the Obligations shall revert to the non-Default Rate then in effect for the Obligations. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at the Default Rate. Payment or acceptance of the increased interest provided in this Section 1.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lender.

(d)         Interest Rate Changes.  Each change in the Term Loan Interest Rate shall be effective on the effective date of the change in LIBOR.  Agent shall use its best efforts to give Borrower prompt notice of any such change; provided, however, that any failure by Agent to provide Borrower with notice hereunder shall not affect Agent’s right to make changes in the applicable interest rate.

(e)          LIBOR Adjustment. Notwithstanding anything herein to the contrary, in the event Agent shall have determined that Dollar deposits in the principal amounts of the Term Loan are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining loans at LIBOR, or that reasonable means do not exist for ascertaining LIBOR, Agent will, as soon as practicable thereafter, provide notice of such determination to Borrower (a “LIBOR Unavailability Notice”).  In the event of any such determination, until Agent shall have advised Borrower that the circumstances giving rise to such notice no longer exist, interest on the Term Loan shall accrue by reference to the Term Loan Alternate Base Rate. Each determination by Agent under this Section 1.4(e) shall be conclusive absent manifest error.

1.4.                            ACH Debit.  Borrower authorizes Agent to process payment of all Obligations by debiting the US Deposit Account as provided in the ACH Debit Consent.  Agent agrees to process all such payments as provided in the ACH Debit Consent, provided however, if any payment cannot be processed by ACH Debit other than due to the unavailability of funds, then Agent shall notify Borrower and payment shall be made by wire transfer within one (1) Business Day of delivery of such notice.

1.5.                            Fees.

(a)   Commitment Fee.  Borrower shall pay the Commitment Fee on the Effective Date, which fee shall be non-refundable and deemed fully earned on the Effective Date. Lenders will deduct the Commitment Fee from the initial Credit Extension.

(b)   Prepayment Fee.  Borrower shall pay the Prepayment Fee, if and when due hereunder.

(c)    Lender Expenses.  Borrower shall pay all Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, on demand. Lender may deduct the Lender Expenses from any Credit Extension.

(d)   Origination Fee.  Borrower has paid the Origination Fee, which fee is deemed fully earned, and which fee shall be used to offset Lender Expenses relating to diligence and other expenses (but excluding attorneys’ fees and expenses) incurred prior to the Effective Date.

(e)    End of Term Fee.  Borrower shall pay the End of Term Fee at the earliest of (i) the date the Term Loan is prepaid, provided however, if the prepayment is for less than the full amount of the Term Loan, the End of Term Fee shall be prorated based on the principal amount of the Term Loan that is prepaid, (ii) the Term Loan Maturity Date, and (iii) the date the Term Loan becomes due and payable, which fee shall be deemed fully earned on the Effective Date notwithstanding its receipt at a different time.

1.6.                            Payments; Application of Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. California time on the date when due.  Payments of principal and/or interest received after 12:00 p.m. California time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. The order and method of application of funds with respect to principal, interest and fees owed shall be made in the sole discretion of Agent.

1.7.                            Promissory Notes. Notwithstanding anything to the contrary contained this Agreement, Notes shall only be delivered to Agent on request.  No failure of Agent to request or obtain a Note evidencing the Credit Extensions to Borrower shall affect or in any manner impair the obligations of Borrower to pay the Credit Extensions (and all related Obligations) incurred by Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Loan Documents.  At any time when Agent requests the delivery of a Note to evidence any of the Credit Extensions, Borrower shall promptly execute and deliver to Agent the requested Note in the appropriate amount or amounts to evidence such Credit Extensions.

1.8.                            Indemnity.  Borrower shall indemnify Agent and each Lender against any loss or expense that Agent or such Lender may sustain or incur as a consequence of any default in the making of any payment or prepayment required to be made hereunder.  A certificate of Agent or any Lender setting forth any amount or amounts which Agent or such Lender is entitled to receive pursuant to this Section 1.8 shall be delivered to Borrower and shall be conclusive absent manifest error.

1.9.                            Pro Rata Treatment. Except as otherwise provided in this Agreement Agent agrees that promptly after its receipt of each payment from or on behalf of Borrower in respect of any Obligations hereunder, Agent shall distribute such payment to Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

1.10.                     Ratable Sharing.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Bankruptcy Law, or by any other means (but excluding any sale or participation of its Loan to a Person other than Borrower or an Affiliate thereof, which shall be included), obtain payment (voluntary or involuntary) in respect of any principal of or interest on any Credit Extension as a result of which the unpaid principal portion of its Credit Extensions shall be proportionately less than the unpaid principal portion of the Credit Extensions of any other Lender, it shall (a) notify Agent of such fact and (b) be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Credit Extensions of such other Lender, so that the aggregate unpaid principal amount of the Credit Extensions and participations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Credit Extensions then outstanding as the principal amount of its Credit Extensions prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Credit Extensions outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 1.10 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.  The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender holding a participation in the Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim or other event with respect to any and all moneys owing by the Loan Parties to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to Borrower in the amount of such participation.

SECTION 2.                         CONDITIONS OF CREDIT EXTENSIONS

2.1.                            Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make the initial Credit Extension is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent, such documents, and evidence of completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)         duly executed signatures to the Loan Documents;

(b)         duly executed signatures to the Control Agreement(s);

(c)          a duly executed certificate from Borrower and any Joining Party’s secretary containing approved Borrowing Resolutions, current Certificate of Incorporation (or equivalent document), Bylaws and a good standing certificate from the jurisdiction of Borrower’s or such Joining Party’s formation as well as any state where Borrower or such Joining Party maintains a business presence;

(d)         duly executed Perfection Certificates of Borrower and any Joining Party;

(e)          any other documentation Agent reasonably requests;

(f)           payment of the Origination Fee (which has been paid), Commitment Fee and Lender Expenses; and

(g)          payoff letters for certain secured Indebtedness of Borrower.

2.2.                                  Conditions Precedent to all Credit Extensions.  Each Lender’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)   timely receipt of a completed Notice of Borrowing;

(b)   the representations and warranties in this Agreement shall be true, accurate, and complete on the date of the Notice of Borrowing and on the Funding Date of each Credit Extension, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete, provided, however, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete as of such date; and

(c)    in Agent’s reasonable discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations.

2.3.                            Covenant to Deliver.  Borrower agrees to deliver to Lenders and Agent each item required to be delivered to Lender or Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender or Agent of any such item shall not constitute a waiver by Lender or Agent of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Lender’s and Agent’s sole discretion.

2.4.                            Procedure for the Borrowing of Credit Extensions.

(a)         Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, each Credit Extension shall be made upon Borrower’s irrevocable written notice delivered to Agent in the form of a completed Notice of Borrowing executed by a Responsible Officer of Borrower or without instructions if the Credit Extensions are necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Agent prior to 12:00 p.m. California time at least three (3) Business Days prior to the requested Funding Date, provided that the Notice of Borrowing for the initial Credit Extension may be provided on the Effective Date.

(b)         Subject to the terms of this Agreement the proceeds of all such Credit Extensions will then be made available to Borrower on the Funding Date by Lender by transfer to the account specified in the Notice of Borrowing. No Credit Extensions shall be deemed made to Borrower, and no interest shall accrue on any such Credit Extension, until the related funds have been deposited in the account specified in the applicable Notice of Borrowing.

SECTION 3.                         CREATION OF SECURITY INTEREST

3.1.                            Grant of Security Interest.  Borrower hereby grants Agent, for the benefit of Agent and Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the benefit of Agent and Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Agent determines that the perfection of its security interest in any Collateral requires the recordation or filing of documentation other than a Financing Statement, Borrower shall promptly execute such additional documentation upon presentation.

3.2.                            Priority of Security Interest.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens described in Subsections (a)-(d) of the definition of Permitted Liens that may have superior priority to Agent’s Lien under this Agreement).  If Borrower shall acquire a Commercial Tort Claim in an amount greater than Fifty Thousand Dollars ($50,000), Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

3.3.                            Termination.  If this Agreement is terminated, Agent’s Lien on the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Agent shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower and Agent shall, at Borrower’s sole cost and expense, execute such documentation and take such further action as may be reasonably necessary to make effective the termination contemplated by this Section 3.3. If at any time after such termination or Agent’s release of its security interest granted herein any Collateral or other property Lender receives in satisfaction of the Obligations is recovered, disgorged, set aside or otherwise avoided, or is subject to recovery, disgorgement, being set aside or avoided (whether through a formal court proceeding or otherwise) by or to Borrower, a bankruptcy trustee, a receiver or similar representative, then this Agreement and any other Loan Documents as Agent may elect shall be deemed revived, reinstated and in full force and effect as if the original Disposition was never made to Agent, and Agent’s security interest and all other rights in the Collateral shall be deemed in full force and effect until the full and final repayment of all Obligations (other than inchoate indemnity obligations).

3.4.                            Authorization to File Financing Statements.  Borrower hereby authorizes Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Agent and Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate Agent’s and Lenders’ rights under the Code.  Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail all in Agent’s discretion.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1.                                  Due Organization, Authorization; Power and Authority; Enforceability.

(a)   Borrower is and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their jurisdiction of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified.  In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Agent a completed and signed certificate entitled “Perfection Certificate” and collectively, the “Perfection Certificates.”  Borrower represents and warrants to Lenders and Agent that (i) Borrower and each Subsidiary’s exact legal name and address is as indicated in Section 4.1(a) of the Perfection Certificates; (ii) Borrower and each Subsidiary is an organization of the type and is organized in the jurisdiction set forth in Section 4.1(a) of the Perfection Certificates; (iii) Section 4.1(a) of Perfection Certificates accurately sets forth Borrower and each Subsidiary’s organizational identification number or accurately states that there is none; (iv) Section 4.1(a) of the Perfection Certificates accurately sets forth the names (formal and informal), jurisdiction of formation, organizational structure or type, and organizational number assigned by its jurisdiction that Borrower and each Subsidiary used for the past five (5) years; and (v) all other information set forth on the Perfection Certificates is accurate and complete (it being understood that (A) if any information contained in the Perfection Certificates changes after the Effective Date, Borrower shall update such information in Borrower’s next timely delivered Compliance Certificate, and (B) that any such update shall be effective only to update changes and not to correct errors. After the Effective Date, Borrower and its Subsidiaries shall update any information under Section 4.1(a) of the Perfection Certificates which is no longer true, accurate and complete.

(b)   The execution, delivery and performance by Borrower and each other Loan Party of the Loan Documents to which they are a party have been duly authorized, and do not (i) conflict with Borrower’s or any Loan Party’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which Borrower or any Subsidiary is bound.

(c)    This Agreement has been duly executed and delivered by Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2.                                  Collateral and Intellectual Property.

(a)                       Borrower has good title to, has rights in, and the power to Dispose each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Pledged Accounts other than the Pledged Accounts (i) described in Section 4.2(a) of the Perfection Certificates delivered to Lenders and Agent in connection herewith, or (ii) of which Borrower has given Lenders and Agent notice and taken such actions as are necessary to give Agent a perfected security interest therein.  Borrower’s Accounts and those of its Subsidiaries are bona fide, existing obligations of the Account Debtors.

(b)                       No Collateral with a value in excess of $500,000 is in the possession of any third party bailee (such as a warehouse) except as otherwise provided in Section 4.2(b) of the Perfection Certificates or as otherwise permitted pursuant to Section 6.3.  None of the components of the Collateral with a value in excess of $500,000 is maintained at locations other than as provided in Section 4.2(b) of the Perfection Certificates or otherwise permitted pursuant to Section 6.3.

(c)                        To the extent that Inventory exists, all Borrower’s and its Subsidiaries’ Inventory is in all material respects of good and marketable quality, free from material defect, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established.

(d)                       Section 4.2(d) of the Perfection Certificates lists all Intellectual Property of Borrower and its Subsidiaries. Borrower is the sole owner of the Intellectual Property which it owns or purports to own and that is material to its business except for (i) non-exclusive licenses granted to its customers in the ordinary course of business, (ii) over-the-counter software and other non-customized mass market licenses that are commercially available to the public, and (iii) material Intellectual Property licensed to Borrower or its Subsidiaries and noted on the Perfection Certificates.  Except as specifically noted in Section 4.2(d) of the Perfection Certificates, to Borrower’s knowledge, each Patent and Trademark which Borrower or any of its Subsidiaries own or purport to own is valid and enforceable, and no part of such Intellectual Property has been judged invalid or unenforceable, in whole or in part.  Neither Borrower nor any of its Subsidiaries is in breach of any agreement related to their Intellectual Property that is material to their business, and no claim has been made that any part of such Intellectual Property violates the rights of any third party.

(e)                        Other than the restrictions provided in this Agreement, Borrower and its Subsidiaries may grant transferable, sublicensable, royalty-free, fully paid up rights and licenses to Intellectual Property of the same scope and character of Borrower’s rights in the same, including, but not necessarily limited to, rights to:

(i)                  Use, copy, edit, format, modify, translate and create derivative works based on Intellectual Property;

(ii)               Reproduce, license, rent, lease or otherwise distribute, and have reproduced, licensed, rented, leased or otherwise distributed, to and by third parties, Intellectual Property and derivative works thereof; and

(iii)            Grant the rights set forth in this Section 4.2(e) to third parties, including the right of such third parties to license such rights to further third parties.

(f)                         Borrower’s ownership interests in the entities listed in Section 4.2(f) of the Perfection Certificates are uncertificated.

4.3.                            Accounts. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor where the amount owed exceeds $250,000.

4.4.                            Litigation; Governmental Action.  Except as set forth in Section 4.4 of the Perfection Certificates, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened by or against Borrower or any of its Subsidiaries that could reasonably be expected in Borrower or any of its Subsidiaries being (i) liable for damages more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000), (ii) liable for fines, penalties or other sanctions by any Governmental Authority more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000), or (iii) subject to injunctive or equitable relief. Except as set forth in Section 4.4 of the Perfection Certificates, there is no action or proceeding pending by or against Borrower or any of its Subsidiaries where Borrower or any Subsidiary has incurred in excess of $250,000 in legal expenses, including without limitation, attorneys’ fees, for which Borrower has not been reimbursed by third party insurance (i.e., not self-insurance) within 60 days of Borrower’s written request for reimbursement.

4.5.                            Financial Statements; Financial Condition.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lenders and Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations (other than, in the case of unaudited financial statements, the absence of footnotes and normal year-end adjustments) as of the dates and for the financial periods set forth therein.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders and Agent. There are no loans to Borrower’s or any of its Subsidiaries’ employees or directors (other than Permitted Investments), and are there no loans from such employees and directors to Borrower or any of its Subsidiaries other than unreimbursed expenses occurring in the ordinary course of business and Permitted Indebtedness.

4.6.                            Material Adverse Change; Solvency.  No Material Adverse Change has occurred since the date of the most recent financial statements submitted to Lenders and/or Agent (whether as required by this Agreement or otherwise provided) or is reasonably expected to occur. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement with which to conduct the businesses in which Borrower is engaged; and Borrower is able to pay its debts (including trade debts) as they mature.

4.7.                            Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in liability in excess of $1,000,000.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

4.8.                            Investments.  Borrower and its Subsidiaries do not own any Equity Interests except for Permitted Investments.

4.9.                            Tax Returns and Payments; Pension Contributions.

(a)         Borrower and its Subsidiaries have timely filed all required Tax Returns and reports, and have timely paid all foreign, federal, state and local Taxes, assessments, deposits and contributions owed, in each case where such liability is in excess of $25,000.  Borrower may, and may allow its Subsidiaries to, defer payment of any contested Taxes, provided that in the case of any contested Taxes in excess of $25,000 Borrower or its Subsidiaries, as applicable, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested Taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or its Subsidiaries’ prior tax years which could result in additional Taxes becoming due and payable.  Borrower and its Subsidiaries have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

(b)         Neither Borrower nor any of its Subsidiaries ever has been, is, or, upon the consummation of the transactions contemplated hereby, by any other Loan Document or any related agreements, will be (i) a “passive foreign investment company” within the meaning of Section 1297 of the IRC or (ii) a “controlled foreign corporation” within the meaning of Section 957(a) of the IRC.

4.10.                     Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions (i) to refinance existing Indebtedness, (ii) as working capital and other corporate uses, and (iii) to fund its general business requirements and not for personal, family, household or agricultural purposes.

4.11.                     Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Lenders or Agent, when taken as a whole, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lenders or Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lenders and Agent that projections and forecasts provided by Borrower or its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). All projections and forecasts Borrower or any Subsidiary provides to Lenders or Agent shall be provided in good faith and based on the most current information available to Borrower.

4.12.                     Capitalization and Organization.  As of the Effective Date, (i) Borrower’s capitalization, and that of its Subsidiaries, is as set forth in Section 4.12(a) of the Perfection Certificates, and (ii) Borrower’s organization structure is as set forth in Section 4.12(b) of the Perfection Certificates.

4.13.                     Sanctioned Persons.  None of Borrower or any of its Subsidiaries, and to Borrower’s knowledge, any of their directors, officers, agents, employees or Affiliate is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  Borrower will not directly or indirectly use the proceeds of any Credit Extension or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.14.                     Foreign Assets Control Regulations, Etc.

(a)         Neither the borrowing of any Credit Extension by Borrower hereunder nor its use thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”) or (iv) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001).  No part of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)         No Loan Party (i) is or will become a “blocked person” as described in Section 1.01 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c)          Each of the Loan Parties and its Affiliates are in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001).

4.15.                     SBA Provisions. Borrower has completed the SBA Forms truthfully and completely, and has not omitted any material information in connection therewith.

4.16.                     Anawah.  The fair market value of Anawah’s assets is less than $50,000 and Anawah does not engage in any business activities.

4.17.                     Definition of “knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

SECTION 5.                         AFFIRMATIVE COVENANTS

Until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall comply with each of the covenants in this Section 5:

5.1.                            Government Compliance.  Borrower shall maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction which requires such qualification to be maintained, except that Borrower’s Subsidiaries may be dissolved, liquidated or merged with another Person to the extent permitted by Section 6.4.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

5.2.                            Financial Statements, Reports, Certificates.  Borrower shall deliver the following items to Agent:

(a)         Monthly Financial Statements.  As soon as available, but no later than thirty (30) days after the last day of each month (other than the last month of each fiscal quarter), a company prepared consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows covering Borrower’s consolidated operations for such month setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer and in a form acceptable to Agent (the “Monthly Financial Statements”);

(b)         Quarterly Financial Statements.  As soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows covering Borrower’s consolidated operations for such quarter setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer and in a form acceptable to Agent, with a statement of reconciliation to GAAP, together with, prior to the IPO, a current capitalization table (the “Quarterly Financial Statements”);

(c)          Annual Audited Financial Statements.  As soon as available, but no later than (i) one hundred eighty (180) day after the last day of each of Borrower’s fiscal years that ends prior to the IPO and (ii) ninety (90) days after the last day of each of Borrower’s fiscal years that ends after the IPO, audited consolidated balance sheet, income statement and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section (“Annual Audited Financial Statements”);

(d)         Compliance Certificate.  Concurrently with the delivery of the financial statements required under Sections 5.2(a)-(c), a duly completed Compliance Certificate signed by a Responsible Officer, certifying, inter alia, that as of the end of such month, quarter or year, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in Section 5.11 and such other financial information as Agent shall reasonably requests;

(e)          Operating Budget.  As soon as available, but no later than thirty (30) days after the last day of Borrower’s fiscal year, a Board-approved operating budget for Borrower and its Subsidiaries (which shall include projected Revenues) prepared and adopted in good faith as to the then current calendar year (the “Approved Budget”). Borrower shall provide Agent a copy of any Board-approved changes to any Approved Budget within five days of such approval;.

(f)           Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in (i) damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more, (ii) fines, penalties or other sanctions by any Governmental Authority against Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more, or (iii) injunctive or equitable relief;

(g)          Intellectual Property Notice.  On each Compliance Certificate required to be delivered under Section 5.2(d) concurrently with the financial statements required to be delivered under Sections 5.1(b) and 5.1(c), written notice of (i) any material change in the composition of Borrower’s or any of its Subsidiaries’ Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries’ in or to any registered copyright, patent or trademark not shown in the Perfection Certificates, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any of its Subsidiaries’ Intellectual Property;

(h)         Board/Stockholder Information. (i) At substantially the same time as delivered to Borrower’s stockholders, Borrower shall deliver to Agent a copy of all such materials so provided, but, excluding information which may raise a conflict of interest with Agent or Lenders, and (ii) until the occurrence of the IPO, at substantially the same time as delivered to the Board, Borrower shall deliver to Agent a copy of all such materials so provided, but excluding attorney-client privileged communications, information which may raise a conflict of interest with Agent or Lenders, and other confidential compensation communications; and

(i)             Other Information.  Other information regarding the business, legal, financial or corporate affairs of Borrower or any of its Subsidiaries within thirty (30) days following Agent’s written request therefor.

Following the IPO, documents required to be delivered pursuant to Section 5.2(b) and (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower files such documents with the SEC; provided that: (x) to the extent the Agent or any Lender is otherwise unable to receive any such electronically delivered documents, Borrower shall, upon request by Agent or such Lender, email copies of such documents to such Person until a written request to cease delivering email copies is given by such Person, and (y) Borrower shall notify Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents or provide to Agent and Lenders by electronic mail electronic versions (i.e., soft copies) of such documents.

In no event shall the requirements set forth in Section 5.2(f)-(i) require Borrower or any of its Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or (iii) is subject to attorney-client or constitutes attorney work-product.

5.3.                            Notifications and Updates.

(a)         Borrower shall notify Agent within three (3) Business Days of having knowledge (a) that it is not in compliance with any of its obligations under any of the Loan Documents, or (b) of the occurrence of any Event of Default.

(b)         If any subsection of Section 4 is no longer true, accurate and complete, Borrower shall indicate how such subsection is no longer true, accurate and complete in Borrower’s next due Compliance Certificate, provided however, that updates related to Section 4.2(d) shall only be required to be delivered concurrently with the financial statements required to be delivered under Sections 5.1(b) or 5.1(c), as applicable.

5.4.                            Taxes; Pensions.  Timely file, and cause each of its Subsidiaries to timely file, all required foreign, federal and state Tax Returns and all other material Tax Returns and reports and timely pay, and cause each of its Subsidiaries to timely pay, all foreign, federal, state and all other material Taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries to any Governmental Authority, except for deferred payment of any Taxes contested pursuant to the terms of Section 4.9 hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

5.5.                            Access to Collateral; Books and Records. At reasonable times, on seven (7) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Agent or its agents, shall have the right to inspect the Collateral, to audit and copy Borrower’s Books, and to conduct field audits of Borrower and any Subsidiary. Such inspections and audits shall be conducted by Agent no more often than twice every twelve (12) months unless an Event of Default has occurred and is continuing, provided that an initial field audit may be conducted within the first forty-five (45) days following the Effective date without constituting one of the two annual audits. The foregoing inspections and audits shall be at Borrower’s expense.

5.6.                            Insurance.  Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent.  All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent and shall provide that the insurer must endeavor to give Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy (or ten (10) days’ notice in the case of canceling or declining to renew its policy for nonpayment of premium).  All liability policies shall show, or have endorsements showing, Agent as an additional insured with a waiver of subrogation rights, and all such policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy (or ten (10) days’ notice in the case of canceling or declining to renew its policy for nonpayment of premium).  At Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Agent’s option, be payable to Agent on account of the Obligations.  If Borrower fails to obtain insurance as required under this Section 5.6 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 5.6, and take any action under the policies Agent deems prudent. Borrower shall have until ten (10) Business Days after the Effective Date to provide the endorsements required in this Section 5.6.

5.7.                            Pledged Accounts. Borrower’s and each Subsidiary’s Pledged Accounts shall at all times be subject to a Control Agreement in form and substance acceptable to Agent.

5.8.                            Protection and Registration of Intellectual Property Rights.

(a)         Borrower shall (i) protect, defend and maintain the validity and enforceability of Borrower’s Intellectual Property that is material to its business or the business of any of its Subsidiaries; (ii) promptly advise Agent in writing of Borrower having knowledge of infringements of Borrower’s Intellectual Property that is material to its business or the business of Borrower or any of its Subsidiaries;

and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)         Borrower shall cause each of its Subsidiaries to (i) protect, defend and maintain the validity and enforceability of such Subsidiary’s Intellectual Property that is material to such Subsidiary’s business or the business of Borrower; (ii) promptly advise Agent in writing of Borrower having knowledge of infringements of such Subsidiary’s Intellectual Property that is material to such Subsidiary’s business or the business of Borrower; and (iii) not allow any Intellectual Property material to such Subsidiary’s or Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(c)          Notwithstanding anything to the contrary in this Section 5.8, in no event shall Borrower or its Subsidiaries be required to initiate any litigation with respect to any purported infringement of its or their Intellectual Property if the Board determines that such litigation is not in the best interest of Borrower and its Subsidiaries.

5.9.                            Further Assurances.  Borrower shall execute any further instruments and take further action as Agent reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

5.10.                     Creation/Acquisition of Subsidiaries. Notwithstanding and without limiting the any restrictions contained herein or remedies available to Agent or Lenders, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Agent of the creation or acquisition of such new Subsidiary.  At Agent’s request, in its sole discretion, Borrower shall take all such action as may be reasonably required by Agent to cause each such Subsidiary to become a Joining Party under the Loan Documents and grant a continuing pledge and security interest in and to all the assets of such Subsidiary; and Borrower shall (a) grant and pledge to Agent a perfected security interest in one hundred percent (100%) of the Equity Interests of each Subsidiary, and (b) procure the issuer’s agreement to follow Agent’s instructions regarding any Disposition of such securities, such agreement to be in form and substance satisfactory to Agent.

5.11.                     Financial Covenants. Borrower shall comply with the requirements set forth in Schedule 5.11 hereto.

5.12.                     Mahyco Indebtedness.  Prior to Borrower making any payment to Mahyco resulting from Mahyco’s acceleration of any Indebtedness of Borrower to Mahyco following an event of default under such Indebtedness (other than payment consisting of the conversion of such Indebtedness to shares of Borrower’s common stock and payment of cash in lieu of issuance of fractional shares of common stock in connection with such conversion), Borrower shall (a) give Agent not less than ten (10) Business Days’ prior written notice before Borrower pays any such accelerated Indebtedness, and (b) if requested by Agent, Borrower shall prepay not less than two (2) Business Days prior to making any payment on the accelerated Mahyco Indebtedness the outstanding Credit Extensions (in whole or in part as Agent designates) together with any other Obligations that become due on such prepayment.

SECTION 6.                         NEGATIVE COVENANTS

Until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder, Borrower shall comply with each of the covenants in this Section 6:

6.1.                            Dispositions; Negative Pledge.  Borrower shall not Dispose, or permit any of its Subsidiaries to Dispose, all or any part of its business or property, except for Dispositions (a) of Inventory in the ordinary course of business; (b) of worn-out, damaged, surplus or obsolete Equipment in the ordinary course of business for fair market value; (c) in connection with Permitted Liens, Permitted Investments and dividends or distributions permitted under Section 6.7; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) of exclusive licenses for the use of the property of Borrower or its Subsidiaries that (i) are in the ordinary course of Borrower’s or its Subsidiary’s business, (ii) are negotiated at arm’s length, (iii) are approved in advance by the Board, (iv) involve only a single, specific trait (except where such licensed traits are intended to be stacked in a single product), and (v) involve only a single, specific crop or a single group of closely related crops, (f) consisting of the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial Intellectual Property;  (g) of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (h) of cash and Cash Equivalents; (i) among the Loan Parties; and (j) of property in an aggregate amount not to exceed (i) One Hundred Fifty Thousand Dollars ($150,000) in any fiscal year of Borrower, and (ii) Three Hundred Thousand Dollars ($300,000) in the aggregate. Other than Permitted Liens, Borrower shall not, nor shall Borrower permit any Subsidiary to, grant a security interest in, otherwise pledge or allow any Lien on any assets other than in favor of Agent. Notwithstanding the foregoing, without Agent’s prior written consent, Borrower shall not pledge or allow any Liens on its Intellectual Property or the Intellectual Property of any Subsidiary (other than the rights of licensees under licenses of Intellectual Property permitted under clause (d) or (e) above).

6.2.                            Changes in Business and Ownership.  Borrower shall not (a) engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve (other than the liquidation or dissolution of Subsidiaries that (x) are not Loan Parties or (y) whose assets are transferred to Borrower or another Loan Party at the time of such liquidation or dissolution); or (c)  enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than fifty percent (50%) of the voting Equity Interests of Borrower immediately after giving effect to such transaction or related series of such transactions. Borrower shall not allow Anawah to own assets with a fair market value in excess of $50,000 or conduct any business activities unless and until it signs a Joinder.

6.3.                            Business and Collateral Locations. Borrower shall not, or permit any Subsidiary to, without at least thirty (30) days prior written notice to Agent: (a) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property and are located within the United States) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificates, (b) change its jurisdiction of organization, (c) change its organizational structure or type, (d) change its legal name, (e) change any organizational number (if any) assigned by its jurisdiction of organization, (f) relocate any assets or property that is in the United States to a location outside of the United States, or (g) relocate any assets or property outside of the United States to a different country unless such relocation is to the United States.  If Borrower or any Subsidiary intends to deliver any portion of its assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first (x) receive the written consent of Agent if such location is outside the United States and (y) obtain from such bailee an executed bailee agreement in form and substance satisfactory to Agent in its reasonable discretion. The Collateral and its components shall not be held with any third party bailee in amounts less than $500,000 in order to avoid compliance with the provisions of this Section 6.3 or Section 4.2(b).

6.4.                            Mergers or Acquisitions.  Without the prior written consent of Agent, Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person. A Subsidiary may merge or consolidate into Borrower or another Subsidiary, provided that the surviving Person shall be a Loan Party.

6.5.                            Indebtedness.  Borrower shall not create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.6.                            Encumbrance.  Except for Permitted Liens, Borrower shall not create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so. Except for Permitted Liens, Borrower shall not permit any Collateral not to be subject to the first priority security interest granted herein.

6.7.                            Distributions; Investments. Borrower shall not, nor shall it permit any Subsidiary to (a) directly or indirectly make any Investment other than Permitted Investments; or (b) pay any dividends or make any distribution or payment on or in respect of its Equity Interests, or redeem, retire or repurchase any Equity Interests (or any securities or instruments convertible into or exercisable for, or other rights to acquire, directly or indirectly, Equity Interests) from the holders thereof, provided, however, that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof and may pay cash in lieu of issuing fractional shares in connection with such conversion, (ii) Borrower may issue shares of its capital stock to warrantholders in connection with the exercise of warrants pursuant to the terms thereof and may pay cash in lieu of issuing fractional shares in connection with such exercise, (iii) Subsidiaries may make dividends or distributions or payments on or in respect of their Equity Interests to Borrower or any other Loan Party, (iv) Borrower may pay dividends solely in Equity Interests of Borrower, and (v) Borrower may repurchase the Equity Interests of Borrower of former employees, directors or consultants at the original sales price pursuant to Board-approved repurchase agreements, in an aggregate amount for all such repurchases not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, so long as no Default or Event of Default has occurred and is continuing at the time of any such repurchase and would not exist immediately after giving effect to any such repurchase.

6.8.                            Transactions with Affiliates.  Borrower shall not, nor shall it permit any Subsidiary to directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions permitted pursuant to the terms of Section 6.4 hereof, (c) Investments permitted under sub-clauses (b) or (c) of the definition of Permitted Investments, (d) equity financings permitted pursuant to the terms of Section 6.2 hereof, (e) transactions entered into prior to the Effective Date and set forth in the Perfection Certificates, and (f) unsecured debt financings from Borrower’s investors so long as all such Indebtedness is Subordinated Debt.

6.9.                            Subordinated Debt.  Borrower shall not, nor shall it permit any Subsidiary to (a) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders without Agent’s prior written consent, it being acknowledged that the Indebtedness owed to Mahyco may increase pursuant to the Mahyco Follow-On Debt Right.

6.10.                     Compliance.  Borrower shall not, nor shall it permit any Subsidiary to become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or non-exempt prohibited transaction (within the meaning of Section 406 of ERISA), to occur; fail to comply with the Federal Fair Labor Standards

Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

6.11.                     Publicity. Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable law, subpoena or judicial or similar order, in which case Borrower shall, to the extent permitted by law, endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.

6.12.                     Uncertificated Securities.  Borrower shall not allow any Collateral consisting of uncertificated securities to be certificated without (i) Agent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, and (ii) the execution of a Pledge Agreement satisfactory to Agent which is signed by Borrower and the issuer of the securities.

SECTION 7.                         EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.                            Payment Default.  Borrower fails to make any payment as required under the Agreement or any of the other Loan Documents, provided however, if any payment to be made through ACH Debit Consent cannot be processed by ACH Debit Consent other than due to the unavailability of funds, then Agent shall notify Borrower in writing, which notice shall contain wire transfer instructions, and Borrower shall make payment by wire transfer within one (1) Business Day of delivery of such notice.

7.2.                            Covenant Default.

(a)         Borrower fails or neglects to perform any obligation in Sections 5.2(d), 5.3, 5.4, 5.7, 5.11 or 5.12 or violates any covenant in Section 6; or

(b)         Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof (but no Credit Extensions shall be made during such cure period).  Cure periods provided under this section shall not apply to financial covenants, any other covenants set forth in clause (a) above, or Section 7.1;

7.3.                            Material Adverse Change.  A Material Adverse Change occurs;

7.4.                            Attachment; Levy; Restraint on Business.

(a)         The service of process seeking to attach, by trustee or similar process, funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or a notice of lien or levy is filed against Borrower’s (including a Subsidiary’s) assets by any government agency, in each case in excess of Five Hundred Thousand Dollars ($500,000), and are not within ten (10) days after the occurrence thereof, removed or rescinded; or

(b)         Borrower’s (including a Subsidiary’s) assets with a value in excess of Five Hundred Thousand Dollars ($500,000) are attached, seized, levied on, or comes into possession of a trustee or receiver, or any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

7.5.                            Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within sixty (60) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

7.6.                            Other Agreements.  There is, under any agreement to which Borrower is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, involving Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000);

7.7.                            Judgments.  One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has not been disputed or reservation of rights issued by such insurance carrier after demand upon such insurer has been made) shall be rendered against Borrower and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions shall be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

7.8.                            Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lenders or Agent, or to induce Lenders or Agent to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made or deemed made; or

7.9.                            Subordinated Debt.

(a)         Mahyco shall have failed to execute a Subordination Agreement within thirty (30) days after the Effective Date.

(b)         Any Subordination Agreement shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect (other than pursuant to its terms), any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or, except as otherwise provided herein, the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

SECTION 8.                         AGENT’S RIGHTS AND REMEDIES

8.1.                            Rights and Remedies.  While an Event of Default occurs and continues Agent may, without notice or demand, do any or all of the following:

(a)         declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations are immediately due and payable without any action by Agent);

(b)         stop processing any advances of money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and any Lender without creating any liability on behalf of Agent or any Lender;

(c)          settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing Borrower money of Agent’s security interest in such funds, and verify the amount of such account;

(d)         make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent or its designees may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent and its designees a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(e)          apply to the Obligations any amount held by Lenders or Agent owing to or for the credit of Borrower;

(f)           ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Agent is hereby granted a non-exclusive, sub-licensable, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Agent’s benefit;

(g)          deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)         demand and receive possession of Borrower’s Books;

(i)             notify any Account Debtor owing Borrower money of Agent’s security interest in such funds and verify the amount of such Account; and

(j)            exercise all rights and remedies available to Lenders or Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

8.2.                            Power of Attorney.  Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) make any Disposition of the Collateral into the name of Agent or a third party as the Code permits.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Lenders are under no further obligation to make Credit Extensions hereunder.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s and Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Lenders’ obligation to provide Credit Extensions terminates.

8.3.                            Protective Payments.  If Borrower fails to obtain the insurance called for by Section 5.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Lenders or Agent are Lender Expenses and immediately due and payable, bearing interest at the Default Rate if not paid when due, and secured by the Collateral.  No payments by Agent or Lenders are deemed an agreement to make similar payments in the future or Agent’s or Lender’s waiver of any Event of Default.

8.4.                            Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Agent may apply any funds in its or any Lender’s possession, whether from payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Agent shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto. Borrower shall remain liable to Lenders for any deficiency.  If Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

8.5.                            Liability for Collateral.  So long as Agent complies with reasonable lending practices regarding the safekeeping of the Collateral in Agent’s or Lender’s possession or under their control, neither Agent nor Lender shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

8.6.                            No Waiver; Remedies Cumulative.  Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given.  Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative.  Agent and Lenders have all rights and remedies provided under the Code, by law, or in equity.  Agent’s or Lenders’ exercise of one right or remedy is not an election and shall not preclude either from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agent’s or Lenders’ waiver of any Event of Default is not a continuing waiver.  Agent’s or Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7.                            Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent or any Lender on which Borrower is liable, except when any such notice, demand or any other of the foregoing actions are specifically provided for in this Agreement.

8.8.                            No Marshaling or Related Rights.  Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent or Lenders to: (i) proceed against any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent or Lenders under this Agreement) to benefit from, or to participate in, any security for the Obligations as a result of any payment made with respect to the Obligations in connection with this Agreement or otherwise.  If any payment is made to Borrower in contravention of this Section 8.8, Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

SECTION 9.                                                                         RESERVED

SECTION 10.                                                                  NOTICES

Notices and other communications provided for herein or any of the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or email, as follows:

(i)                                     if to Borrower, to it at 202 Cousteau Place, Suite 105, Davis, CA 95618, Attention:  Chief Financial Officer (Fax No. (530) 756-7027), (email: tom.oneil@arcadiabio.com), with a copy to:  Chief Legal Officer, 4222 E. Thomas Rd., Suite 245, Phoenix, AZ 85018 (email: wendy.neal@arcadiabio.com)

(ii)          if to Lender, to it at Suite 1670, Two Embarcadero Center, San Francisco, CA 94111, Attention:  Brad Pritchard (email: brad.pritchard@tennenbaumcapital.com);

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or email or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.  All reports and other information required under Section 5.2 shall be delivered by Borrower by email, but if email is unavailable, then by fax.

SECTION 11.                  CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

11.1                        Governing Law.  California law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrowers in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrowers’ actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

11.2                        Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.3                        Judicial Reference.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.

11.4                        Scope of Authority. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

SECTION 12.                  AGENT PROVISIONS

12.1                              Appointment. Each Lender hereby irrevocably appoints Agent its agent and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

12.2                              Dual Capacities. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its affiliates may provide debt financing, equity capital or other services (including financial advisory services) to any of the Loan Parties (or any Person engaged in similar business as that engaged in by any of the Loan Parties) as if such Person was not performing the duties specified herein, and may accept fees and other consideration from any of the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

12.3                              Limitation of Liability.

(a)                                 Agent shall have no duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 13.7), and (c) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Agent and/or Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 13.7) or in the absence of its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction.  Neither Agent nor any Lender shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent or such Lender by Borrower, a Joining Party or a Lender, and neither Agent nor any Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or such Lender.

(b)                                 Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)                                  Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to their Affiliates and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loan as well as activities as Agent.

12.4  Assignment.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by notifying Lenders and Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent which shall be a bank with an office in California or New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  Borrower shall pay the reasonable fees of a successor Agent.  After Agent’s resignation hereunder, the provisions of this Section 12 and Section 13.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

12.5   Exculpation. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

12.6                        Authorization. Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into any of the Security Documents or other Loan Document as secured party and to be Agent for and representative of Lenders thereunder, and each Lender agrees to be bound by the terms of each such document; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document or Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of Required Lenders (or, if required pursuant to Section 13.7, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other Disposition of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any Joining Party from the Joinder and Collateral Agreement if all of the Equity Interests of such Joining Party are sold or otherwise Disposed of to any Person (other than an Affiliate of a Loan Party) pursuant to a sale or other Disposition permitted hereunder or to which Required Lenders have otherwise consented or (c) subordinate the Liens of Agent, on behalf of the Secured Parties, to any Permitted Liens.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Security Document, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale.  Notwithstanding anything to the contrary herein, Agent shall be permitted to take any action it is authorized to take under any Loan Document.

12.7                        Bankruptcy. In case of the pendency of any case or proceeding under any applicable Bankruptcy Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loan and all other Obligations that are owing or unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Section 1.5, Section 5.3 and Section 13.2) allowed in such judicial proceeding; and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent.

SECTION 13.GENERAL PROVISIONS

13.1                        Successors and Assigns.

(a)                                 Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties, Agent or Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

(b)                                 No Lender shall make any Disposition of any or all of its interests, rights or obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Loan at the time owing to it) without the prior written consent of Agent, which consent may be provided or withheld in Agent’s sole discretion.  In addition, unless an Event of Default has occurred and is continuing, no Lender may make any Disposition of any or all of its interests, rights or obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Loan at the time owing to it) to a direct competitor of Borrower, provided that Lender may make any such Disposition to its Affiliates. Any approved assignment shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loan), the parties to such assignment shall execute and deliver to Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided that only one such fee shall be payable in the case of concurrent assignments to Persons that, after giving effect to such assignments, will be Related Funds), and the assignee, if it shall not be a Lender, shall deliver to Agent an Administrative Questionnaire and all applicable tax forms.  Upon acceptance and recording pursuant to paragraph (e) of this Section 13.1, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 1.8, Section 1.11 and Section 13.2).

(c)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balance of its Loan, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (vi) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)                                 Agent shall maintain at its principal executive offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Term Loan Commitment of, and principal amount of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Absent manifest error, Borrower, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of Agent to such assignment and any applicable tax forms, Agent shall (i) accept such Assignment and Acceptance and (ii) notify Borrower of such acceptance.

(f)                                   If a Lender is allowed to and proceeds with selling a participation of all or part of its rights and obligations under this Agreement, such Lender shall, acting solely for this purpose as an agent of Borrower and Agent, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(g)                                  Any Lender or participant may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 13.1, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided that, prior to any such disclosure of information designated by Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to Lenders pursuant to Section 13.11.

(h)                                 No Loan Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of Agent, and any attempted assignment without such consent shall be null and void.

13.2   Indemnity.

(a)                                 Each Loan Party agrees, jointly and severally, to indemnify Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby (including any syndication of the Loan), (ii) the use of the proceeds of the Loan, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto or the plaintiff or defendant thereunder (and regardless of whether such matter is initiated by a third party, a Lender, Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged Environmental Liability related in any way to any Loan Party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(b)                                 To the extent that Borrower or any Joining Party fails to pay any amount required to be paid by them to Agent under Section 13.2(a), each Lender severally agrees to pay to Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loan and unused Term Loan Commitments at the time.

(c)                                  To the extent permitted by applicable law, neither Borrower nor any Joining Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

(d)                                 The provisions of this Section 13.2 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the expiration of the Term Loan Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of Agent or any Lender.  All amounts due under this Section 13.2 shall be payable on written demand therefor.

13.3                        Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts that are treated as interest on such loans under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by Lender holding such loans in accordance with applicable law, the rate of interest payable in respect of such loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such loans but were not payable as a result of the operation of this Section 13.3 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be adjusted (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate to the date of repayment, shall have been received by such Lender.

13.4                        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

13.5                        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.6                        Correction of Loan Documents.  Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by Agent, Lenders and Borrower.

13.7                        Waivers and Amendments.

(a)                                 No failure or delay of Agent, Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of Agent, Agent and Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower, Agent and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby (other than any waiver of any increase in the interest rate applicable to the Loan as a result of the occurrence of an Event of Default), (ii) increase or extend the Term Loan Commitment or decrease or extend the date for payment of any fees of any Lender under Section 1.5 without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section 13.7 or release any Joining Party (other than in connection with the sale or other disposition of such Joining Party in a transaction expressly permitted hereunder or all or substantially all of the Collateral), without the prior written consent of each Lender, or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required

Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Agent hereunder or under any other Loan Document without the prior written consent of Agent.

13.8                        Integration.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements, including Lender’s summary of terms which Borrower accepted as of April 3, 2015.

13.9                        Counterparts.  This Agreement may be executed by facsimile or PDF, and in in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

13.10                 Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 13.2 to indemnify Agent and Lenders shall survive until the statute of limitations with respect to such claim or cause of action shall have run. Upon such payment as described in the immediately preceding sentence, this Agreement and the other Loan Documents (other than the Warrants) shall terminate and shall be of no further force and effect, provided however, that Section 1.5(c), Section 3.3, Section 11, and Section 13 of this Agreement, and all indemnities in favor of Lenders or Agent contained in any of the Loan Documents shall survive such termination subject to the applicable statutes of limitations.

13.11                 Confidentiality.  In handling any Confidential Information of Borrower, Agent and Lenders shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Agent or a Lender’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 13.11); (c) as required by law, regulation, subpoena, or other order; (d) to Agent’s or a Lender’s regulators or as otherwise required in connection with Agent’s or a Lender’s examination or audit; (e) as Agent or a Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent or a Lender so long as such service providers have executed a confidentiality agreement with terms no less restrictive than those contained herein.  Confidential Information does not include information that is: (i) in the public domain or in Agent’s or a Lender’s possession when disclosed to Agent or a Lender, or becomes part of the public domain after disclosure to Agent or a Lender (in each case, through no fault of Agent or a Lender); (ii) disclosed to Agent or a Lender by a third party if Agent or a Lender does not know that the third party is prohibited from disclosing the information; or (iii) that Agent or a Lender develops independently from non-confidential information.

13.12                 Right of Set Off.  Borrower hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a Lender subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH

RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.13                 Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

13.14                 Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13.15                 Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

13.16                 Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

13.17                 Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.18                 Patriot Act.  Lender hereby notifies Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow Lender to identify Borrower and its Subsidiaries in accordance with the USA PATRIOT Act.

SECTION 14.                  DEFINITIONS

14.1                  Definitions.  Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 14.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“ACH Debit Consent” means Borrower’s authorization to allow Agent to debit Borrower’s Account to satisfy the Obligations in substantially the form attached hereto as Exhibit D.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit G, or such other form as may be supplied from time to time by Agent.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Annual Audited Financial Statements” is defined in Section 5.2(c).

“Approved Budget” is defined in Section 5.2(e).

“Anawah” means Anawah, Inc., a Washington corporation.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and a permitted assignee, in the form of Exhibit J or such other form as shall be approved by Agent.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code or any other foreign, federal or state bankruptcy, insolvency, receivership, creditors’ rights or similar law.

“Board” means Borrower’s board of directors.

“Borrower” is defined in the preamble.

“Borrower’s Books” mean all Borrower and each of its Subsidiary’s books and records including ledgers, federal and state Tax Returns, records regarding their assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” mean, , with respect to any Person, those resolutions adopted by such Person’s board of directors and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to them a further certificate canceling or amending such prior certificate.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Cash” or “Cash Equivalents” means (a) Cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (c) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (d) time deposits with or insured certificates of deposit of any commercial bank that (i) is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities not exceeding 24 months from the date of acquisition thereof and (e) other types of liquid investments that are made in compliance with Borrower’s investment policy approved by the Board but only to the extent that such investments would not otherwise be prohibited under any provision of this Agreement.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of Borrower described on Exhibit A.

“Commitment Fee” means Two Hundred Thousand Dollars ($200,000).

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Confidential Information” means, subject to the exclusions provided in Section 13.11, information that is generally not available to the public and either (i) is marked as confidential at the time disclosed, or (ii) should under the circumstances be reasonably expected to be confidential.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among Borrower, Agent and the depository institution or intermediary at which Borrower maintains a Pledged Account, pursuant to which Agent obtains control (within the meaning of the Code) over such Pledged Account.

“Copyrights” mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, and any inbound or outbound licenses or sublicenses of the foregoing.

“Credit Extension” means any advance of funds under the Term Loan, or any other extension of credit by a Lender for Borrower’s benefit.

“Default Rate” is defined in Section 1.3(c).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disposition” means with respect to any property, any sale, lease, sublease, sale and leaseback, assignment, participation, pledge, grant of security interest, conveyance, transfer, license or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble.

“End of Term Fee” means $600,000, provided however, if the IPO has not occurred by September 30, 2015, then “End of Term Fee” shall mean $1,000,000.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funding Date” means any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles for the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

“Indemnitee” is defined in Section 13.2(a).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with regard to any Person, all of such Person’s right, title, and interest in and to the following:

(a)         its Copyrights, Trademarks and Patents;

(b)         any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)          any and all source code;

(d)         any and all design rights which may be available to it;

(e)          any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)           all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Only Extension Conditions” mean the occurrence of the following events to Agent’s satisfaction on or before December 31, 2015: (i) no default or Event of Default has occurred and is continuing, and (ii) Borrower has requested in writing that the Interest Only Period be extended.

“Interest Only Period” means the period of time beginning on the Effective Date and continuing through and including April 30, 2016, provided that on the occurrence of the Interest Only Extension Conditions, the “Interest Only Period” shall continue through October 31, 2016.

“Interest Payment Date” means the first Business Day of each month after the Effective Date.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any stocks, bonds, notes, debentures or other obligations or securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Borrower or any Subsidiary of Borrower from any Person, of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, whether entered into for hedging or speculative purposes or otherwise.  The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment and after giving effect to any return of capital, repayment or dividends or distributions in respect thereof received in cash with respect to such Investment.

“IPO” means Borrower’s first firm committed underwritten public offering of its common stock under the Securities Act resulting in net proceeds to Borrower of at least Fifty Million Dollars ($50,000,000).

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Joinder” means that certain Joinder in substantially the form attached as Exhibit E, hereto.

“Joining Party” means any Person signing a Joinder whereby such Person becomes bound to observe the requirements of this Agreement as provided in the Joinder.

“Lender(s)” mean (a) the Persons listed on Schedule 1.2 (other than any such Person that has ceased to be a party hereto) and (b) any Person that has become a party hereto as a Lender.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) and fees and expenses of accountants, advisors and consultants incurred by a Lender or Agent for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“LIBOR Rate” means, for any date of determination, the three-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) that appears on Bloomberg at 11:00 am (California time) on such date of determination; provided, that if such index ceases to exist or is no longer published or announced, then the term “LIBOR Rate” shall mean the three-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) as published in The Wall Street Journal on such date of determination, and if this latter index ceases to exist or is no longer published or announced, then the term “LIBOR Rate” shall mean the Prime Rate (rounded upward to the nearest 1/16 of one percent) as published in The Wall Street Journal on such date of determination.  The LIBOR Rate shall be determined on any date of determination by Agent, such determination being conclusive absent manifest error.

“LIBOR Unavailability Notice” shall have the meaning assigned to such term in Section 1.3(e).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan” means the Term Loan.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, the Pledge Agreements, each Control Agreement, each Subordination Agreement, each Joinder, the ACH Debit Consent, each Note, each Warrant, and any other present or future agreement between Borrower and/or any Joining Party and/or for the benefit of Lenders and/or Agent, as all such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“Loan Parties” mean Borrower, any Joining Party and any guarantor of such entities’ obligations under the Loan Documents.

“Loan Party” means any of the Loan Parties.

“Mahyco” means Mahyco International Pte Ltd., a company formed under the laws of Singapore, and its Affilaites.

“Mahyco Follow-On Debt Right” means the right of Mahyco in its discretion to extend one or more additional convertible loans to Borrower in an aggregate amount not to exceed $5,000,000 pursuant to, and upon the terms and subject to the conditions set forth in, Section 6(e) of that certain Note and Warrant Purchase Agreement, dated as of September 27, 2013, between Borrower and Mahyco.

“Material Adverse Change” means any circumstance, occurrence, fact, condition (financial or otherwise) or change (including a change in Applicable Law, event, development or effect) that, individually or in the aggregate, has a Material Adverse Effect.

“Material Adverse Effect” means (i) a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on the business, operations, affairs, performance, properties, revenues, assets, liabilities (including contingent liabilities), obligations, capitalization, results of operations (financial or otherwise), cash flows or financial condition of any Loan Party, (ii) any material impairment of any Loan Party’s ability to exercise its rights or perform any of its obligations under this Agreement or any of the Security Documents or (iii) any prejudice to, restriction on or rendering unenforceable or ineffective, any obligation under this Agreement or any of the Security Documents or any Lien over any material asset or any right intended or purported to be granted under or pursuant to any of the Loan Documents to or for the benefit of Agent or Lenders. The final determination as to whether a Material Adverse Effect has occurred will be made by either Agent or the Required Lenders acting reasonably.

“Monthly Financial Statements” is defined in Section 5.2(a).

“Note” means for a Term Loan, the Note attached in substantially the form attached hereto as Exhibit F.

“Notice of Borrowing” means a notice given by Borrower to Agent in accordance with Section 2.2(a), substantially in the form of Exhibit C, with appropriate insertions.

“Obligations” are each Loan Party’s obligations to pay when due any debts, principal, interest, Origination Fee, Commitment Fee, Lender Expenses, Prepayment Fee, End of Term Fee and other amounts such Person owes Lender now or later, whether under this Agreement, the Loan Documents or otherwise, and including interest accruing after Insolvency Proceedings begin, and debts, liabilities, or obligations of such Person assigned to Lender, and to perform each Loan Party’s duties under the Loan Documents, provided, however, that the term “Obligations” shall not include any of Borrower’s obligations arising under the Warrant.

“OFAC” is defined in Section 4.13.

“Origination Fee” means a payment in the amount of $50,000 due from Borrower to Lenders to initiate Lenders’ due diligence process.

“Participant Register” is defined in Section 13.1(f).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, and any inbound or outbound licenses or sublicenses of the foregoing.

“Perfection Certificate” is defined in Section 4.1(a).

“Permitted Indebtedness” means:

(a)         Indebtedness to Lenders under this Agreement and the other Loan Documents;

(b)         Indebtedness existing on the Effective Date and shown on the Perfection Certificates;

(c)          Subordinated Debt, including Subordinated Debt to the extent necessary for Borrower to comply with its obligation to honor the exercise by Mahyco of the Mahyco Follow-On Debt Right;

(d)         unsecured Indebtedness to trade creditors and pursuant to credit cards incurred in the ordinary course of business;

(e)          intercompany Indebtedness between Borrower and any Subsidiary that has signed a Joinder;

(f)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)          Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(h)         reimbursement obligations in connection with letters of credit issued on behalf of Borrower or a Subsidiary in an aggregate amount not to exceed $500,000 at any time outstanding;

(i)             Indebtedness that also constitutes a Permitted Investment;

(j)            extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) and (g) above, provided that the principal amount thereof is not increased (except by an amount equal to any accrued interest, fees and expenses on the Indebtedness being refinancing plus the reasonable fees and expenses incurred by Borrower in connection with such refinancing) or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

(k)         other Indebtedness in an aggregate amount not to exceed $500,000 at any time outstanding.

“Permitted Investments” mean:

(a)         Investments (including, without limitation, in Subsidiaries) existing on the Effective Date and shown on the Perfection Certificates;

(b)         Investments after the Effective Date in any Subsidiary that has signed a Joinder;

(c)          Investments consisting of Cash and Cash Equivalents;

(d)         Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(e)          Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this clause (e) shall not apply to Investments of Borrower in any Subsidiary;

(f)           Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by the Board;

(g)          Investments that do not exceed an aggregate of $2,000,000 at any time outstanding during the term of the Loan (it being understand that Investments consisting of loans to, equity investments in or capital contributions to another Person shall no longer be deemed outstanding to the extent the principal amount of such loans are repaid in cash or such Person makes a cash dividend or distribution on account of such equity investments or capital contributions).

“Permitted Liens” mean:

(a)         Liens existing on the Effective Date and shown on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

(b)         Liens for Taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the IRC and the Treasury Regulations adopted thereunder;

(c)          purchase money Liens or capital leases (i) on Equipment and related software acquired or held by Borrower after the Effective Date which is incurred for financing the acquisition of the Equipment and related software securing no more than $500,000 in the aggregate which remains outstanding, or (ii) existing on Equipment and related software when acquired prior to the Effective Date, if the Lien is confined to the property and improvements and the proceeds of the Equipment and related software;

(d)         leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest therein;

(e)          licenses of Intellectual Property allowed pursuant to Section 6.1;

(f)           Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required;

(g)          Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(h)         the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws;

(i)             Liens incurred in connection with Subordinated Debt, provided that such Lien is subordinated to the Obligations pursuant to an intercreditor agreement in form and substance satisfactory to Agent;

(j)            Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(k)         statutory and common law rights of set-off and other similar rights as to deposits of Cash and Investment Property in favor of banks, other depository institutions and brokerage firms, but only to the extent allowed pursuant to a Control Agreement;

(l)             Liens on cash or Cash Equivalents pledged to secure obligations permitted under clause (h) of the definition of Permitted Indebtedness; provided that the amount of such cash or Cash Equivalents pledged to secure such obligations shall not exceed 110% of the face amount of the applicable letter of credit;

(m)     easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(n)         Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) or (c) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase (except by an amount equal to any accrued interest, fees and expenses on the Indebtedness being refinancing plus the reasonable fees and expenses incurred by Borrower in connection with such refinancing); and

(o)         other Liens securing obligations in an aggregate amount not exceeding $50,000 at any one time outstanding.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Account” means any Deposit Account, Securities Account, Commodity Account or other similar account even though it may not precisely fit the definition of a Deposit Account, Securities Account or a Commodity Account, provided, however, that “Pledged Accounts” shall not include (a) any account with a balance of less than $10,000 (provided that the aggregate balances of accounts excluded under this clause (a) shall not exceed $50,000), (b) accounts used for funding payroll (and related Taxes) and other compensation and benefits to employees accounts provided that such account shall not hold more than 105% of the then current pay period amounts to be paid, or (c) accounts that are pledged to secure reimbursement obligations with respect to letters of credit or surety bonds, provided that (i) the Liens on such accounts constitute Permitted Liens, and (ii) the issuer of the letters of credit or surety bonds prohibit Agent from having a Lien on such Pledged Account.

“Pledge Agreements” mean, collectively, any local law pledge agreement relating to the Equity Interests or evidence of Indebtedness of any Subsidiary owned directly or indirectly by a Loan Party to the extent necessary or useful to perfect Agent’s security interest therein under applicable laws.

“Prepayment Fee” means a payment due on the prepayment of the Term Loan pursuant to Section 1.2(c)(ii) equal to the amount of the Term Loan being prepaid multiplied by the Prepayment Percentage.

“Prepayment Percentage” means (i) three percent (3.00%) of the Term Loan if it is repaid on or prior to the first anniversary of the Effective Date, (ii) two percent (2.00%) of the Term Loan if it is repaid after the first anniversary of the Effective Date of such Term Loan but on or prior to the second anniversary of the Effective Date, and (ii) one percent (1.00%) of the Term Loan if it is repaid after the second anniversary of the Effective Date of such Term Loan but on or prior to the Term Loan Maturity Date.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day.  If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.

“Quarterly Financial Statements” is defined in Section 5.2(b).

“Register” is defined in Section 13.1(d).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Related Fund” means, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having funded Credit Extensions and having Term Loan Commitments representing more than 50% of the sum of all Credit Extensions and Term Loan Commitments at such time.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Revenue” means, on a consolidated basis for Borrower and its Subsidiaries, revenue recognized by Borrower and its Subsidiaries in accordance with GAAP , less returns and credits (as applicable).

“SBA Forms” mean SBA Form 480 (11-10), SBA Form 652 (11-91) and SBA Form 1031 (12/10) promulgated by the U.S. Small Business Administration.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the United Stated federal government administering the Securities Act.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended, or any similar United States Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Security Documents” mean the Pledge Agreements, Perfection Certificates, any Joinder, any Control Agreement, any Subordination Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or in connection with Section 5.8.

“Subordination Agreement” means any subordination, intercreditor, or other similar agreement on terms acceptable to Agent whereby a Person subordinates the indebtedness of any Loan Party to such Person to the indebtedness of any Loan Party to Agent and/or Lenders.

“Subordinated Debt” means indebtedness subject to a Subordination Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower. For the avoidance of doubt, joint ventures entered into by Borrower with Persons that are not Affiliates of Borrower (including Verdeca LLC and Limagrain Cereal Seeds LLC) shall not be considered Subsidiaries of Borrower for purposes of this Agreement or any other Loan Document.

“Tax Returns” mean all returns, declarations, reports, schedules, forms or information return or statement of, or with respect to, Taxes required to be filed with any Governmental Authority or depository.

“Taxes” mean any and all present or future Taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan made available by Lenders to Borrower pursuant to Section 1.2 of the Agreement, which amount shall not exceed Twenty Million Dollars ($20,000,000).

“Term Loan Alternate Base Rate” means, for any day, the greater of (a) 9.0% and (b) a fluctuating rate of interest per annum equal to the Prime Rate in effect on such day plus 5.75%, provided however, if the IPO has not occurred by September 30, 2015, then “Term Loan Alternate Base Rate” shall mean, for any day, the greater of (a) 10.25% and (b) a fluctuating rate of interest per annum equal to the Prime Rate in effect on such day plus 7.0%. Any change in the Term Loan Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective day of such change in the Prime Rate.

“Term Loan Commitment” means with respect to each Term Loan Lender, the commitment of such Lender to make Credit Extensions under the Term Loan hereunder as set forth on Schedule 1.2 directly below the column entitled “Term Loan Commitment,” or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, in all cases as the same may be reduced, terminated or adjusted as provided in the Agreement.  The aggregate amount of Lenders’ Term Loan Commitments is Twenty Million Dollars ($20,000,000).

“Term Loan Lender” mean each Lender with a Term Loan Commitment or with outstanding Term Loan.

“Term Loan Interest Rate” means, for any given day, the greater of (a) 9.0%, and (b) a fluctuating rate of interest per annum equal to LIBOR plus 8.74%, provided however, if the IPO has not occurred by September 30, 2015, then “Term Loan Interest Rate” means, for any given day, the greater of (a) 10.25%, and (b) a fluctuating rate of interest per annum equal to LIBOR plus 9.99%, provided further, that in all cases the “Term Loan Interest Rate” will not change (either increase or decrease) unless the change in LIBOR is sufficient to result in at least a 0.125% change (rounded up at .0625%) from the then current Term Loan Interest Rate, provided further, at all times during which there is an effective LIBOR Unavailability Notice, the “Term Loan Interest Rate” shall mean the Term Loan

Alternate Base Rate. Any change in the Term Loan Interest Rate due to a change in LIBOR shall be effective from and including the effective day of such change in LIBOR.

“Term Loan Maturity Date” means November 1, 2018.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks, and any inbound or outbound licenses or sublicenses of the foregoing.

“Unrestricted Cash” of any Person, means Cash or Cash Equivalents of such Person, (a) but excluding Cash or Cash Equivalents in an amount equal to Indebtedness which has been due for 30 days or more, (b) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (c) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (d) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the organizational documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such Cash or Cash Equivalents from being applied to the payment of the Obligations, (e) in which no Person other than the Agent has a Lien, and (f) that are held in a Deposit Account or Securities Account, as applicable, in which the Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Warrant” means a warrant from Borrower to each Lender for the purchase of Borrower’s Equity Interests, in form and substance acceptable to Agent, as such warrant may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.

“2015 Projections” means the financial projections for fiscal 2015 that Borrower delivered to Agent’s Affiliate on March 13, 2015.

“2016-2017 Projections” means the financial projections for fiscal 2016 and 2017 that Borrower delivered to Agent’s Affiliate on April 7, 2015.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

LENDER:

Special Value Continuation Partners, LP
By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Managing Partner

TCPC SBIC, LP
By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Managing Partner

AGENT:

Obsidian Agency Services, Inc.

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Managing Partner

BORROWER:

Arcadia Biosciences, Inc.

/s/ Eric J. Rey
Name: Eric J. Rey
Title: President & CEO

SCHEDULES AND EXHIBITS

Schedule 1.2 — List of Lenders and Term Loan Commitments

Exhibit A — Collateral Description

Exhibit B — Compliance Certificate

Exhibit C — Notice of Borrowing

Exhibit D — ACH Debit Consent

Exhibit E — Joinder

Exhibit F — Note — Term Loan

Exhibit G — Form of Assignment and Acceptance

Exhibit H — Administrative Questionnaire

SCHEDULE 1.2

LIST OF LENDERS AND TERM LOAN COMMITMENTS

Name of Lender	Term Loan Commitment	Comments
Special Value Continuation Partners, LP	$7,500,000	Lender will fund its pro rata share of the applicable Credit Extension
TCPC SBIC, LP	$12,500,000	Lender will fund its pro rata share of the applicable Credit Extension
	$20,000,000

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s real and personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of Borrower, and regardless of where located, including, without limitation, all of Borrower’s right, title and interest in and to the following property:

1.                                      All Goods, Accounts (including health-care receivables), Pledged Accounts, Equipment, Inventory, contract rights (excluding Intellectual Property) or rights to payment of money, leases, license agreements (excluding Intellectual Property), franchise agreements, General Intangibles (excluding Intellectual Property), Commercial Tort Claims (excluding Intellectual Property), Documents, Instruments (including any Promissory Notes), Chattel Paper (whether tangible or electronic), cash and Cash Equivalents, Fixtures, letters of credit, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located; provided however, that (i) the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”); and (ii) if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in Borrower’s Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment; and

2.                                      All real property interests (including leaseholds, mineral rights, timber, etc.); and

3.                                      All Borrower’s Books relating to the foregoing, and all additions, attachments, accessories, accessions and improvements to any of the foregoing, and all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing;

provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include (a) rights held under any lease, license or other agreement that are not assignable by their terms without the consent of the lessor or licensor thereof or other counterparty thereto (but only to the extent such restriction on assignment is enforceable under applicable law); (b) equipment subject to liens permitted pursuant to Subsection (c) of the definition of Permitted Liens where the agreements governing the capital lease obligations or purchase money Indebtedness related thereto prohibit such security interest, for so long as such prohibition exists; or (c) equity interests in joint ventures and non-wholly owned Subsidiaries that, if pledged, would breach or require the consent of a third party under the applicable joint venture or organizational documents.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:

FROM:

DATE:

The undersigned authorized officer of                                          (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, Agent and Lenders dated as of                              201    (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in Sections 4.5 and 4.11 of the Agreement are true, accurate and correct on this date; (4) Borrower, and each of its Subsidiaries, has timely filed all required Tax Returns and reports, and Borrower has timely paid all foreign, federal, state and local Taxes, assessments, deposits and contributions owed by Borrower, in each case where such liability is in excess of $25,000, except as otherwise permitted pursuant to the terms of Section 4.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certification, including (if this Compliance Certificate is being delivered at any time for which the financial covenants of Section 5.11 are being measured) documentation underlying compliance with Section 5.11.  The undersigned certifies that all the financial statements delivered with this Compliance Certificate have been prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or, in the case of monthly or quarterly financial statements, the absence of footnotes and normal year-end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days(1)	Yes	No

Quarterly financial statements	Quarterly within 45 days	Yes	No

Annual financial statement (CPA Audited)	FYE within [90][180](2) days	Yes	No

Board approved Operating Budget	FYE within 30 days after the end of the year	Yes	No

[The following space should be used to list:

(1)  Only required for the first two months of each fiscal quarter

(2)  180 days if the fiscal years ends prior to the IPO; 90 days if the fiscal year ends after the IPO

•                  Matters to be disclosed pursuant to Section 5.3(b);

•                  [any updates to Section 4.2(d) of the Perfection Certificates (Intellectual Property) which have not yet been listed on a previous Compliance Certificate;](3)

•                  any updates to the Perfection Certificates; and

•                  [any updates to (i) any material change in the composition of Borrower’s or any of its Subsidiaries’ Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries’ in or to any registered copyright, patent or trademark not shown in the Perfection Certificates, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any of its Subsidiaries’ Intellectual Property.](3)

(if no registrations or updates, state “None”)

]

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.” The listing of an exception does not excuse non-compliance.)

Date:	[Borrower]

Name:
Title:

(3)  Updates to Section 4.2(d) of the Perfection Certificates required only in connection with Compliance Certificates delivered concurrently with the quarterly financial statements required to be delivered pursuant to Section 5.2(b) or with the annual financial statements required to be delivered pursuant to Section 5.2(c).

EXHIBIT C

FORM OF NOTICE OF BORROWING

, 201

TO:                           Obsidian Agency Services, Inc.

c/o Tennenbaum Capital Partners, LLC

Two Embarcadero Center, Suite 1670

San Francisco, CA 94111

Attention:  Brad Pritchard

RE:                           Arcadia Biosciences, Inc.

Reference is made to that certain Loan and Security Agreement, dated as of                          2015 (as the same may be amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Arcadia Biosciences, Inc. (the “Borrower”) and Special Value Continuation Partners, LP and TCPC SBIC, LP (collectively, “Lenders”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in connection therewith, sets forth below the information relating to the Proposed Borrowing as required by Section 2.4(a) of the Credit Agreement:

a.              The date of the Proposed Borrowing is                           , 201    (the “Funding Date”).

b.              The aggregate principal amount of the Proposed Borrowing is $             , and is to be made under the Term Loan.

c.               The proceeds are to be funded to the following account:

Bank Name:
Bank Address:

Account Number:
ABA Number:
Account Name:

The undersigned, being the Chief Financial Officer of Borrower, after due inquiry hereby certifies that the following statements are true on the date hereof, shall be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:

(a)                                 as of the Funding Date, the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all respects on and as of the Funding Date to the same extent as though made on and as of the Funding Date (or to the extent such representations and warranties specifically relate to a specified date on and as of such specified date);

(b)                                 as of the Funding Date, no event has occurred and is continuing or would result from the consummation of the Proposed Borrowing that would constitute a Default or an Event of Default; and

(c)                                  as of the Funding Date, no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Agreement or the making of the Proposed Borrowing or the making of a Credit Extension under the Credit Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or other electronic means shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

[Remainder of page intentionally left blank]

Arcadia Biosciences, Inc.

By:
Name:
Title:

EXHIBIT D

ACH Debit Consent

[DATE]

Obsidian Agency Services, Inc.

c/o Tennenbaum Capital Partners, LLC

Two Embarcadero Center, Suite 1670

San Francisco, CA 94111

Attention:  Brad Pritchard

Re: Arcadia Biosciences, Inc. (“Borrower”)

To Whom it May Concern:

Obsidian Agency Services, Inc. (“Agent”) is hereby authorized to initiate, and [NAME OF BANK] is authorized to process, ACH transactions on the following account in order to satisfy any and all Obligations under that certain Loan and Security Agreement between Agent, Borrower and Special Value Continuation Partners, LP, TCPC SBIC, LP, and other lenders that may become parties thereto, dated April     , 2015, as such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time (the “Credit Agreement”):

Name of Bank:

Address:

Account Number:

ABA Number

The authority granted under this ACH Debit Consent is irrevocable and shall continue until all Obligations under the Credit Agreement are indefeasibly paid in full.

Arcadia Biosciences, Inc.

Name:
Title:

EXHIBIT E

Joinder

This Joinder (the “Agreement”) is entered into as of                        , 201   , by and between Obsidian Agency Services, Inc. (“Agent”) and                                   , a                              [corporation / limited liability company] (“Co-Borrower”).

WHEREAS, as a condition to Agent and Lenders entering into that certain Loan and Security Agreement dated April     , 2015, as such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time (the “Credit Agreement”) with Arcadia Biosciences, Inc. (“Borrower”), Agent and Lenders require that each of Borrower’s Subsidiaries agree to become bound by Credit Agreement as if such entity were a party thereto, as modified by this Agreement.

WHEREAS, Co-Borrower is a Subsidiary.

WHEREAS, Co-Borrower acknowledges and agrees that it derives a substantial benefit from the Credit Agreement even if it does not directly receive proceeds thereunder, and that it is willing to deliver this Agreement in order to induce Lenders to extend such credit.

NOW, THEREFORE, based on the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Agent, Lenders and Co-Borrower hereby agree:

1.              Capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement. The recitals set forth above are incorporated herein by reference.

2.              By signing below, Co-Borrower shall be bound by the Credit Agreement as if it were Borrower with the following exceptions:

a.              Co-Borrower shall not be entitled to submit a Notice of Borrowing or otherwise be entitled to require Lenders to make a Credit Extension to Co-Borrower, it being acknowledged that only Borrower has any right to such obtain funds from Lenders;

b.              Co-Borrower need not maintain separate insurance as long as it is covered under Borrower’s insurance in compliance with Section 5.5 of the Credit Agreement.

c.               Co-Borrower need not provide the periodic information or reports required by Section 5.2 of the Credit Agreement as long as the information and reports submitted by Borrower contains complete and accurate information for Co-Borrower; and

d.              Neither Agent nor Lender shall be required to provide Co-Borrower with any notice or other deliverables under the Credit Agreement, it being agreed that Co-Borrower shall look exclusively to Borrower for all such items. In furtherance thereof, to the extent that Agent or Lenders have any duties, obligations or responsibilities to Borrower under the Credit Agreement, those duties, obligations and responsibilities will be limited to Borrower and not extend to Co-Borrower.

3.              [Co-Borrower’s securities have not been certificated, and Co-Borrower shall not certificate its securities without Agent’s prior written consent. If Co-Borrower certificates its securities, it shall immediately deliver the original certificate evidencing such securities to Agent and shall follow Agent’s directions regarding such securities after the occurrence and during the continuation of any Event of Default.]

4.              The provisions of Sections 11, 13 and 14 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

5.              Co-Borrower acknowledges that the providing of this Agreement to Agent is integral and material to Agent and Lenders’ decision to proceed with the Credit Agreement, without which Agent and Lenders would not proceed.  Co-Borrower further agrees that it is receiving substantial and material benefits from Borrower’s execution of the Credit Agreement and receipt of the loan proceeds thereunder, even if the loan proceeds have not directly been made available to Co-Borrower.  At a minimum, Co-Borrower acknowledges that it has received reasonably equivalent value in connection with the execution and delivery of this Agreement.  Co-Borrower waives, for itself and any successors (e.g., an assignee for the benefit of creditors, a receiver, a trustee in Bankruptcy, a debtor-in-possession, etc.), to the fullest extent provided by law, any rights or remedies regarding the enforceability of this Agreement, including without limitation, that Co-Borrower did not receive adequate consideration in connection with this Agreement or any of the transactions or agreements relating thereto.

[signatures continued on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Joiner to be executed as of the date first written above.

AGENT:

Obsidian Agency Services, Inc.

By:
Name:
Title:

CO-BORROWER:

By:
Name:
Title:

EXHIBIT F

Note — Term Loan

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS TERM NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT.” [NAME OF BORROWER] WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT (AND ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER PURSUANT TO U.S. TREASURY REGULATIONS), UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO [ADDRESS OF BORROWER].

FORM OF TERM NOTE

$ .00	, 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a [                            ] (the “Borrower”, together with all successors and assigns), promises to pay [NAME OF LENDER] hereinafter, together with its successors in title and permitted assigns, “Lender”), the principal sum of                    DOLLARS ($          .00), or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Credit Agreement (as hereafter defined), with interest, fees, expenses and costs at the rate and payable in the manner stated in the Credit Agreement.  As used herein, the “Credit Agreement” means and refers to that certain Loan and Security Agreement, dated as of [DATE OF AGREEMENT] (as such may be amended, restated, supplemented, amended and restated or otherwise modified from time to time) by and among Borrower, Lender and Obsidian Agency Services, Inc. as Agent (in such capacity, including any successor thereto, the “Agent”) and as Agent for Lenders.  Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

This Term Note is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  This Term Note is also entitled to the benefits of the Credit Agreement and is secured by the Collateral.  The principal of, and interest on, this Term Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Agent’s books and records concerning the Term Loan, the accrual of interest and fees thereon and the repayment of such Term Loan shall be prima facie evidence of the indebtedness to Lender hereunder, absent manifest error.

No delay or omission by Lender or Agent in exercising or enforcing any of its powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Borrower waives presentment, demand, notice and protest, and also waives any delay on the part of the holder hereof.  Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Agent, Agent and/or Lender with respect to this Term Note and/or any Loan Document or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of Borrower or any other Person obligated on account of this Term Note.

This Term Note shall be binding upon Borrower and upon its successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

Borrower agrees that any action or proceeding arising out of or relating to this Term Note or for recognition or enforcement of any judgment, may be brought in any California State court or Federal court of the United States of America sitting in Los Angeles, and any appellate court from any thereof, and by execution and delivery of this Term Note, Borrower and Lender each consent, for itself and in respect of its property, to the exclusive jurisdiction of those courts. Each of Borrower and, by its acceptance hereof, Lender, irrevocably and unconditionally waives, to the fullest extent that it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Term Note in any California State or Federal court.  Each of Borrower and, by its acceptance hereof, Lender, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPALS.

Each of Borrower and, by its acceptance hereof, Lender, makes the following waiver knowingly, voluntarily, and intentionally, and understands that Lender or Borrower, as applicable, are each relying thereon.  EACH OF BORROWER AND LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERM NOTE. If such waiver is for any reason not enforceable as provided, then the provisions of Sections 11.3 and 11.4 of the Credit Agreement shall be deemed incorporated herein by reference.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Term Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF BORROWER]

By:
Name:
Title:

 [SIGNATURE PAGE TO FORM OF TERM NOTE]

TERM LOAN AND PAYMENTS

Date	Amount of Term Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Term Note	Name of Person Making this Notation

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](4) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](5) Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](6) hereunder are several and not joint.](7) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration set forth below as the “Purchase Price”, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and[the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty (express or implied) by [the][any] Assignor.

1.                                      Assignor[s]:

2.                                      Assignee[s]:

                                                [for each Assignee identify Lender]

(4)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(5)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(6)                                 Select as appropriate.

(7)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

3.                                      Borrower: Arcadia Biosciences, Inc., a corporation formed under the law of Singapore

4.                                      Agent: Obsidian Agency Services, Inc., a California corporation, including any successor thereto, as the “Agent” under the Credit Agreement.

5.                                      Credit Agreement: The Loan and Security Agreement, dated as of             , 2015, among Arcadia Biosciences, Inc., a Delaware corporation, as Borrower, Lenders from time to time party thereto, and Obsidian Agency Services, Inc., a Delaware corporation, as agent for Lenders.

6.                                      Term Loan Assigned Interest:

Assignor[s](8)	Assignee[s](9)	Aggregate Amount of Term Loan for all Lenders(10)	Amount of Term Loan Assigned	Percentage Assigned of Term Loan(11)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

7.                                      Reserved.

8.                                              Purchase Price: $

9.                                            Trade Date:               (12)

Effective Date:                                 , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Remainder of page intentionally left blank]

(8)                                 List each Assignor, as appropriate.

(9)                                 List each Assignee, as appropriate.

(10)                          Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(11)                          Set forth, to at least 9 decimals, as a percentage of the Loan of all Lenders thereunder.

(12)                          To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:

Title:

Consented to and Accepted:

Obsidian Agency Services, Inc. as Agent

By:

Name:

Title:

Annex 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ACCEPTANCE

1.                                      Representations and Warranties.

1.1.                            Assignor. [The][Each] Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loan, without giving effect to the assignments pursuant thereto, are as set forth herein; and (b) except as set forth in (a) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement, or the financial condition of, Borrower or any Subsidiary or the performance or observance by Borrower or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant to the Credit Agreement.

1.2.                            Assignee. [The][Each] Assignee (a) represents and warrants that (i) it is legally authorized to enter into such Assignment and Acceptance; (ii) it meets all the requirements to be an assignee under Section 13.1 of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.1 of the Credit Agreement); (iii) from and after the Effective Date referred to in this Assignment and Acceptance, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type; (v) it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest; (vi) it is not the Excluded Lender and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) will independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms of the Credit Agreement, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and

Acceptance may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of California.

4.                                      Eligible Assignee. Each Person who is to become a Lender under the Credit Agreement is required to meet the requirements in Section 13.1 of the Credit Agreement and be approved in writing by Agent.

EXHIBIT H

ADMINISTRATIVE QUESTIONNAIRE

[AGENT LOGO]

Arcadia Biosciences, Inc.

Obsidian Agency Services, Inc., c/o Tennenbaum Capital Partners, LLC, Two Embarcadero Center, Suite 1670, San Francisco, California 94111, Attention: Brad Pritchard (Email: brad.pritchard@tennenbaumcapital.com), with a copy (which shall not constitute notice) to PremierCounsel LLP, 49 Stevenson Street, Fourth Floor, San Francisco, California 94105, Attention: Steven O. Gasser (Fax No. (415) 357-1414 and Email: sgasser@premiercounsel.com)

Return form to:

Obsidian Agency Services, Inc.,

c/o Tennenbaum Capital Partners, LLC

2 Embarcadero Center, Suite 1670

San Francisco, California 94111

Attention: Brad Pritchard

Email: brad.pritchard@tennenbaumcapital.com

with a copy to:

PremierCounsel LLP

49 Stevenson Street, Fourth Floor

San Francisco, California 94105

Attention: Steven O. Gasser

(Fax No. (415) 357-1414

Email: sgasser@premiercounsel.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Tax ID Number:

Signature Block Information:

Signing Credit Agreement	Yes	☐	No	☐

Coming in via Assignment	Yes	☐	No	☐

Type of Lender:

Bank | Asset Manager | Broker/Dealer | CLO/CDO | Finance Company | Hedge Fund | Insurance | Mutual Fund | Pension Fund |Other Regulated Investment Fund |Special Purpose Vehicle |Other-please specify) |

Lender Parent:

Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Syndicate-level information (which may contain material non-public information about Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and state securities laws.

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your Non-U.S. or U.S. institution must be completed and returned on or prior to the date on which your institution becomes a Lender under the Credit Agreement. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

Schedule 5.11

Financial Covenant

1.                                      Financial Covenant.

(a)                                 During calendar year 2015, quarterly Revenue shall be not less than 80% of the Revenue for such periods as provided in the 2015 Projections.

(b)                                 After calendar year 2015, (i) quarterly Revenue shall be not less than 80% of the Approved Budget with no quarter’s Revenue in such Approved Budget representing more than 45% of the annual Revenue for such year, and (ii) annual Revenue for 2016 and 2017 must be at least 80% of the annual revenue for such period as provided in the 2016 — 2017 Projections, with Borrower reporting actual results to Agent not later than 30 days following the end of the applicable quarter.

(c)                                  Notwithstanding the Revenue requirements of Sections 1(a) or (b), the actual Revenue recognized for any quarter or year can be lower by 25% of the amounts required by Sections 1(a) or (b), as applicable, if such decrease (i) is due solely to a delay, not to exceed six months, in recognizing Revenue (“Delayed Revenue”) from failure to meet an expected milestone, (ii) such delay is verified by Agent and (iii) such delay is not due to Borrower’s failure to meet such milestone.

Any Delayed Revenue that results in the lowering of the Revenue requirement for any quarter (the “Subject Quarter”) shall not be included in determining compliance with Sections 1(a) or (b) for any subsequent quarter in the year that includes the Subject Quarter (but may, for the avoidance of doubt, be included in determining compliance with Section 1(b) for the year that includes the Subject Quarter).

(d)                                 If the quarterly Revenue for any quarter is less than the amount specified in Section 1(a) or (b) (after giving effect to Section 1(c)), as applicable, Borrower shall not be deemed in breach of Section 5.11 as long as Unrestricted Cash equals at least 50% of the outstanding Credit Extensions at all times during the following quarter and thereafter until such time as quarterly Revenue (measured as provided in Section 1(a) or (b), as applicable, after giving effect to Section 1(c)) equals or exceeds the amount specified in Section 1(a) or (b), as applicable (after giving effect to Section 1(c)).  Borrower shall provide Agent with reports of Unrestricted Cash as Agent reasonably requests (which reports could be daily) in order to monitor compliance with this Section 1(d).